UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2008

______________

THINK PARTNERSHIP INC.

 (Exact name of registrant as specified in its charter)

______________

Nevada	001-32442	87-0450450
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15550 Lightwave Drive Suite 300 Clearwater, Florida 33760
 (Address of Principal Executive Office) (Zip Code)

(727) 324-0046

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Effective as of April 24, 2008, Think Partnership Inc. (the “Company”) and Scott P. Mitchell expect to enter into a Separation Agreement and a Consulting Agreement (collectively, the “Agreements”), pursuant to which Mr. Mitchell will resign as a member of its Board of Directors, effective April 24, 2008.   On April 18, 2008, Mr. Mitchell resigned his position as the Chief Executive Officer and President of the Company.

Pursuant to the Agreements, the Company is expected to grant Mr. Mitchell, under the Company’s 2005 Long Term Incentive Plan, 400,000 unrestricted registered shares of the Company’s common stock, $.001 par value per share, in consideration for providing consulting services to the Company for six months.  Mr. Mitchell’s Employment Agreement with the Company, dated August 3, 2006, is expected to be terminated.  All of his options and warrants received from the Company, whether vested or unvested, are expected to be forfeited.  The Agreements are expected to settle a potential $1.7 million severance claim which Mr. Mitchell might have asserted under his now terminated Employment Agreement.

Mr. Mitchell is expected to agree to release the Company, its affiliates and their directors, officers and employees from any claims that he may have against any of them. The Company is expected to agree to release Mr. Mitchell from any claims it may have against him, excepting  only those arising out of Mr. Mitchell’s sale of any shares of Company stock.

Mr. Mitchell is expected to agree that until April 24, 2009, he will not (1) sell more than 50,000 shares of  the stock grant he received under the Agreements in any weekly period.  (2) engage in any business that competes with the Company in any geographic area where the Company then conducts business, or (3) solicit any of the Company’s employees or customers.

The foregoing description is contingent upon the execution and delivery of the Agreements, which the Company believes will occur on April 24, 2008.

Forward Looking Statements

Statements in this Form 8-K which are not historical facts may be “forward-looking statements” that involve risks and uncertainties, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive or conditional in nature and frequently identified by the use of terms such as “appear,” “may,” “should,” “expect,” “will,” “believe,” “estimate,” “intend,” “plan,” “anticipate,” and similar words indicating possible future expectations, events, actions or outcomes. Such predictive statements are not guarantees, and actual outcomes could differ materially from our current expectations. Our current assessment is based upon management’s reasonable current belief concerning the statements made. Actual events or results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, the Company and should not be considered as an indication of future events or results. Potential risks and uncertainties include, among other things: (i) the actual execution and delivery of the Agreements including the terms and conditions herein indicated; and (ii) the additional risks and important factors described in the Company’s other reports filed with the SEC, which are available at the Securities and Exchange Commission (“SEC”) website at http://www.sec.gov.  For a discussion of these risks, see the company's report, as filed with the SEC on Form 10-K, filed March 31, 2008, under the section headed “Risk Factors.” None of the statements contained in this Form 8-K are incorporated by reference in any other of the Company’s filings with the SEC.  All of the statements in this report on Form 8-K are made as of April 24, 2008.

Item 1.02

Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

As a result of Mr. Mitchell’s resignation and effective as of April 18, 2008, the Board of Directors appointed Stan Antonuk, age 40, Chief Operating Officer since 2006, to serve as interim Chief Executive Officer and President of the Company.  From July 1999 until joining the Company, in July 2006, Mr. Antonuk was part of the leadership team at InterActive Corporation which launched the e-commerce site, HSN.com. In addition to overseeing technology and operations for HSN.com, Mr. Antonuk also oversaw technology for HSN’s Advanced Services business. Prior to HSN.com, Mr. Antonuk spent ten years serving in a variety of leadership positions in engineering, marketing, and technology for National Grid, an electric and gas power company in Upstate, New York.  He received a B.S. degree in Electrical and Computer Engineering from Clarkson University in Potsdam, N.Y. and an MBA from Le Moyne College in Syracuse, NY.

Item 9.01

Financial Statements and Exhibits

 (d)

Exhibits

Exhibit Number	Description
99.1	Press Release dated April 24, 2008 entitled “Scott Mitchell Resigns as CEO of Think Partnership”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THINK PARTNERSHIP INC.

By:	/s/ Vaughn W. Duff
Vaughn W. Duff General Counsel

Date:  April 24, 2008